UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
May 31, 2004

F5 Networks, Inc.

(Exact name of Registrant as specified in its charter)

WASHINGTON	91-1714307
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

401 Elliott Ave West
Seattle, Washington 98119
(Address of principal executive offices)

(206) 272-5555
(Registrant’s telephone number, including area code)

Item 2. Acquisition or Disposition of Assets
Item 7. Financial Statements, Pro Forma Financial Statements and Exhibits
Item 9. Regulation FD Disclosure
SIGNATURES
INDEX TO EXHIBITS
EXHIBIT 2.1
EXHIBIT 99.1

Item 2. Acquisition or Disposition of Assets

On May 31, 2004, F5 Networks, Inc. (“F5 Networks”) acquired MagniFire Websystems, Inc., a Delaware corporation (“MagniFire”), as a wholly-owned subsidiary through a merger transaction. F5 Networks agreed to pay $29 million in cash for all of the issued and outstanding shares of MagniFire capital stock. F5 Networks used existing cash reserves to finance the transaction.

As a result of the merger, F5 Networks acquired all the assets of MagniFire, including MagniFire’s web application firewall product line, all plant, equipment or other physical property that MagniFire used in its business and assumed all of the liabilities of MagniFire with the exception of certain liabilities. F5 Networks intends to use the plant, equipment and other physical property of MagniFire consistent with its long-term business objectives. The merger will be accounted for under the purchase method of accounting.

Item 7. Financial Statements, Pro Forma Financial Statements and Exhibits

(a)	Financial statements of business acquired. *

(b)	Pro forma financial information. *

(c)	Exhibits:

2.1	Agreement and Plan of Merger among F5 Networks, Inc., MagniFireWebsystems, Inc., and Fire5, Inc., dated May 31, 2004 **

99.1	Press release of F5 Networks, Inc. announcing the acquisition of MagniFire Websystems, Inc., dated June 1, 2004

* The financial statements of MagniFire Websystems, Inc. and the pro forma financial information will be filed by an amendment to this form 8-K within 60 days after the date on which this initial report on Form 8-K must be filed.

** The schedules and certain exhibits to the merger agreement have been omitted pursuant to Item 601(b)(2) of Regulation S-K promulgated by the Securities and Exchange Commission. A supplemental copy of any omitted schedule will be furnished to the Commission upon request.

Item 9. Regulation FD Disclosure

For the remainder of fiscal 2004, we do not anticipate that revenues from the acquired product line will be material. For fiscal 2005, we believe MagniFire related product sales have the potential to generate revenue in the range of $8 million to $12 million. The acquisition is expected to be approximately $0.02 dilutive to our earnings per share guidance in the current quarter. While we believe MagniFire’s operations will be dilutive to earnings for the remainder of fiscal 2004 and the first half of fiscal 2005, we anticipate breakeven results in the third quarter of 2005.

The terms of the merger are more fully described in the merger agreement attached as exhibit 2.1. to this 8-K report. A press release announcing the completion of the transaction is attached as Exhibit 99.1.

Forward-Looking Statements

The statements contained in this report that are not purely historical are forward-looking statements, within the meaning of the Private Securities Litigation Reform Act of 1995, and are based upon current expectations. These statements include, but are not limited to, statements about our plans, objectives, expectations, strategies and intentions and are generally identified by the words “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates,” and similar expressions. Because these forward-looking statements involve risks and uncertainties, our actual results and the timing of certain events could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including those set forth under “Risk Factors” and “Business” in the Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2003. In addition, forward-looking statements regarding revenues from MagniFire products and the effects of the MagniFire acquisition on future net income are subject to the risks that the market for the MagniFire product line will not develop as we anticipate; that a competitive product will be developed that will adversely affect sales; that we may experience significant problems or liabilities associated with the product quality, technology and other matters, and that the costs of further development and marketing will exceed those that we presently anticipate. All forward-looking statements included in this report are based on information available to us on the date hereof. We assume no obligation to update any such forward-looking statements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 1, 2004
F5 NETWORKS, INC.
	By:	/s/ JOHN MCADAM
John McAdam
Chief Executive Officer & President

INDEX TO EXHIBITS

Exhibit Number	Description
2.1	Agreement and Plan of Merger among F5 Networks, Inc., MagniFire Websystems, Inc., and Fire5, Inc., dated May 31, 2004
99.1	Press release of F5 Networks, Inc. announcing the acquisition of MagniFire Websystems, Inc., dated June 1, 2004

* The schedules and certain exhibits to the merger agreement have been omitted pursuant to Item 601(b)(2) of Regulation S-K promulgated by the Securities and Exchange Commission. A supplemental copy of any omitted schedule will be furnished to the Commission upon request.